BioRestorative Therapies Appoints Charles S. Ryan, J.D., Ph.D.
to its Board of Directors

MELVILLE, NY (April 8, 2015) – BioRestorative Therapies, Inc. ("BRT" or the "Company") (OTCBB: BRTX), a life sciences company focused on adult stem cell-based products and therapies for various personal medical applications, today announced the appointment of Charles S. Ryan, J.D., Ph.D. to its Board of Directors.

Dr. Ryan is an experienced senior executive with an impressive background in working in the pharmaceutical and biotechnology industry. Currently, he is the Vice President, General Counsel for Cold Spring Harbor Laboratory, a preeminent international research institution in New York. Prior to this position, Dr. Ryan served for over a decade at Forest Laboratories, a specialty pharmaceutical company in New York, as its Senior Vice President & Chief Intellectual Property Counsel.  Forest Laboratories was acquired by Actavis in July 2014 for $28 billion.

Dr. Ryan possesses management and technical skills with regard to various areas, including the implementation of strategic plans and business development, intellectual property, mergers and acquisitions, and research and business development. He has led hundreds of due diligence investigation teams comprised of experts in areas relating to research and development, clinical, pre-clinical, regulatory, toxicology, commercial and intellectual property matters in connection with business acquisitions.

“With a career spanning more than 16 years in the public company sector, Dr. Ryan brings significant value and extraordinary skills to BRT with regard to capital acquisition, due diligence and transaction activities and patent and trademark preparation and prosecution,” said BRT CEO, Mark Weinreb. “We are pleased to welcome Dr. Ryan and to strengthen our Company by adding another accomplished and experienced member to our Board. As we move forward, we are pleased to have the value of his knowledge and expertise to help guide the Company into our next stage of development.”

Dr. Ryan serves on the Boards of other public, private and non-profit companies, including Applied DNA Sciences, Inc., ABS Materials, Inc., GlycoMira Therapeutics, the Center for Biotechnology Advisory Board, and The College of Wooster Board of Trustees.  He earned his B.A. in Chemistry from The College of Wooster in 1986, a Ph.D. in Oral Biology and Pathology from Stony Brook University in 1990 and his J.D. from Western New England University in 1993.

Dr. Ryan is filling the vacancy on the Board created by the resignation of Joseph Swiader, who stepped down due to other business commitments.

About BioRestorative Therapies, Inc.

BioRestorative Therapies, Inc. (www.biorestorative.com) develops products and medical therapies using cell and tissue protocols, primarily involving adult stem cells, including:

•
Disc/Spine Program: Our lead cell therapy candidate, brtxDISC™ (Disc Implanted Stem Cells), is a product formulated from autologous (or a person’s own) cultured mesenchymal stem cells collected from the patient’s bone marrow. We intend that the product will be used for the non-surgical treatment of protruding and bulging lumbar discs in patients suffering from chronic lumbar disc disease.  The treatment involves collecting a patient’s own stem cells, culturing and cryopreserving the cells, and then having a physician inject brtxDISC™ into the patient’s damaged disc in an outpatient procedure.  The treatment is intended for patients whose pain has not been alleviated by non-invasive procedures and who potentially face the prospect of surgery.

•
ThermoStem® Program: We are developing an allogeneic cell-based therapy to target obesity and metabolic disorders using brown adipose (fat) derived stem cells to generate brown adipose tissue (“BAT”). BAT is intended to mimic naturally occurring brown adipose depots that regulate metabolic homeostasis in humans.  Initial preclinical research indicates that increased amounts of brown fat in the body may be responsible for additional caloric burning as well as reduced glucose and lipid levels. Researchers have found that people with higher levels of brown fat may have a reduced risk for obesity and diabetes.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events or results to differ materially from those projected in the forward-looking statements as a result of various factors and other risks, including those set forth in the Company's Form 10-K filed with the Securities and Exchange Commission. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements in this release are made as of the date hereof and the Company undertakes no obligation to update such statements.

Investor Contact:

BRT

Mandy Clyde

(631) 760-8100

ir@biorestorative.com